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                                                            EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                 3 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2024
                                       OF

                            BELL MICROPRODUCTS INC.
                PURSUANT TO ITS EXCHANGE OFFER DESCRIBED IN THE
                       PROSPECTUS DATED NOVEMBER 16, 2004

     This Notice of Guaranteed Delivery or one substantially equivalent must be used to accept the Exchange Offer (as defined below) if the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus dated November 16, 2004 (the "Prospectus" which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Bell Microproducts Inc., a California corporation (the "Company").

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

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
         By Registered or Certified Mail:                     By Overnight Delivery or Hand:
        Sixth Street and Marquette Avenue,                  Sixth Street and Marquette Avenue,
                    17th Floor                                          17th Floor
           Minneapolis, Minnesota 55479                        Minneapolis, Minnesota 55479
               Attn: Jane Schweiger                                Attn: Jane Schweiger

             To Confirm by Telephone                             Facsimile Transmissions:
               or for Information:
                                                             (For Eligible Institutions Only)
                  (800) 344-5128                                      (612) 667-6282
                  (612) 667-9764
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A
FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT
CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.
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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED
                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, by confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

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

Name of
Firm: ----------------------------------------      -------------------------------------------------
                                                                 (AUTHORIZED SIGNATURE)

Address: ----------------------------------------   Title: ----------------------------------------

----------------------------------------
                                                    Name: ----------------------------------------
                   (ZIP CODE)
                                                                 (PLEASE TYPE OR PRINT)

Area Code and Telephone Number:

-------------------------------------------------   Date:
                                                    ----------------------------------------
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NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL
SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A
PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER
REQUIRED DOCUMENTS.

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